UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
April 5, 2007
NUANCE COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-27038 (Commission File Number)	94-3156479 (IRS Employer Identification No.)
1 Wayside Road
Burlington, Massachusetts 01803
(Address of Principal Executive Offices)
(Zip Code)
Registrant’s telephone number, including area code: (781) 565-5000
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On April 5, 2007, Nuance Communications, Inc. (“Nuance”) entered into (i) an Amended and Restated Credit Agreement dated as of April 5, 2007 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Nuance Communications, Inc., a Delaware corporation, the Lenders party thereto from time to time, UBS AG, Stamford Branch, as administrative agent, Citicorp North America, Inc., as syndication agent, Credit Suisse Securities (USA) LLC, as documentation agent, Citigroup Global Markets Inc. and UBS Securities LLC, as joint lead arrangers, Credit Suisse Securities (USA) LLC and Banc Of America Securities LLC, as co-arrangers, and Citigroup Global Markets INC., UBS Securities LLC and Credit Suisse Securities (USA) LLC, as joint bookrunners and (ii) an Amendment Agreement, dated as of April 5, 2007 (the “Amendment”), among Nuance, UBS AG, Stamford Branch, as administrative agent, Citicorp North America, INC., as syndication agent, Credit Suisse Securities (USA) LLC, as documentation agent, the Lenders party thereto from time to time, Citigroup Global Markets Inc. and UBS Securities LLC, as joint lead arrangers and joint bookrunners, Credit Suisse Securities (USA) LLC, as joint bookrunner and co-arranger, and Banc Of America Securities LLC, as co-arranger.
The Credit Agreement and the Amendment provide for the amendment and restatement of Nuance’s existing 7-year term facility and 6-year revolving credit facility (together, the “Expanded Facility”). The Expanded Facility includes $90 million of additional term debt resulting in a $442 million term facility due in March 2013 and a $75 million revolving credit facility due in March 2012. The additional funds received by Nuance under the Expanded Facility will be used to fund the cash portion of the merger consideration for Nuance’s previously announced acquisitions of BeVocal, Inc. and Focus Infomatics, Inc. and for other general corporate purposes and is secured by substantially all of the assets of Nuance and its domestic subsidiaries. The Credit Agreement contains customary covenants, including, among other things, covenants that in certain cases restrict the ability of Nuance and its subsidiaries to incur additional indebtedness, create or permit liens on assets, enter into sale-leaseback transactions, make loans or investments, sell assets, make acquisitions, pay dividends, repurchase stock, . The Credit Agreement also contains customary events of default, including failure to make payments, failure to observe covenants, breaches of representations and warranties, defaults under certain other material indebtedness, failure to satisfy material judgments, a change of control and certain insolvency events.
The foregoing description of the Credit Agreement and the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement and the Amendment, which are filed as Exhibits 10.1 and 10.2 hereto and are incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
See Item 1.01, which is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d)	Exhibits
10.1	Amended and Restated Credit Agreement dated as of April 5, 2007, among Nuance Communications, Inc., a Delaware corporation, the Lenders party thereto from time to time, UBS AG, Stamford Branch, as administrative agent, Citicorp North America, Inc., as syndication agent, Credit Suisse Securities (USA) LLC, as documentation agent, Citigroup Global Markets Inc. and UBS Securities LLC, as joint lead arrangers, Credit Suisse Securities (USA) LLC and Banc Of America Securities LLC, as co-arrangers, and Citigroup Global Markets INC., UBS Securities LLC and Credit Suisse Securities (USA) LLC, as joint bookrunners.

10.2	Amendment Agreement, dated as of April 5, 2007, among Nuance, UBS AG, Stamford Branch, as administrative agent, Citicorp North America, INC., as syndication agent, Credit Suisse Securities (USA) LLC, as documentation agent, the Lenders (as defined in the Original Credit Agreement (as defined below)), Citigroup Global Markets Inc. and UBS Securities LLC, as joint lead arrangers and joint bookrunners, Credit Suisse Securities (USA) LLC, as joint bookrunner and co-arranger, and Banc Of America Securities LLC, as co-arranger.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUANCE COMMUNICATIONS, INC.
Date: April 10, 2007	By:	/s/ James R. Arnold, Jr.
James R. Arnold, Jr.
Chief Financial Officer